Exhibit 10.1

PROMISSORY NOTE

$500,000.00	March 4, 2016

FOR VALUE RECEIVED, the undersigned, Omega Commercial Finance Corporation, a Wyoming corporation (the “Borrower”), whose principal executive office address is 200 East Campus View Blvd., Suite 200, Columbus, OH 43235, promises to pay to the order of Mark Feanny, MD (“Lender”) without grace, at 10223 Broadway, Suite P433, Pearland, TX 77584 or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) (such amount, the “Loan Amount”), together with interest thereon as provided below, in lawful money of the United States of America, which shall at the time of payment be in immediately available funds.

ARTICLE I – PRIMARY TERMS AND CONDITIONS

1.01

Payments of Principal and Interest; Maturity:

(a)

Commencing on the date of this Promissory Note (this “Note”) and continuing through and including March 4, 2017 (subject to a one-time extension as provided below, the “Maturity Date”), interest on the principal balance of any outstanding amounts advanced under this Note shall accrue at the rate of Eight percent (8.0%) per annum, and shall be paid to Lender monthly no later than the 1st day of each month following the date of this Note. Interest shall be payable by Borrower to Lender in cash or, at the sole election of Lender delivered in writing to Borrower no later than the due date for such payment, in shares of the Borrower’s Series Z Preferred Stock, par value $2.50 per share (“Z Shares”), with the number of Z Shares issuable being determined based on a per share price of $2.50, and being rounded up to the next whole number of Z Shares. For example, if Lender elects to receive Z Shares in respect of a monthly interest payment of $3,333.33, Lender shall issue 1,334 Z Shares to Lender (calculated as $3,333.33 divided by $2.50, then rounded to 1,334). For any issuance of Z Shares in accordance with the foregoing, Lender shall deliver a duly executed stock certificate representing such Z Shares to Borrower no later than 10 days following the due date of the applicable interest payment.

(b)

On or about the date hereof, pursuant to an Escrow Agreement (the “Escrow Agreement”) of even date herewith by and among Borrower, Lender and Gutierrez Bergman Boulris, P.L.L.C., as escrow agent (the “Escrow Agent”), Lender will deliver cash equal to the Loan Amount (such cash amount, the “Loan Proceeds”) to the Escrow Agent, such Loan Proceeds to be held by the Escrow Agent and used by the Escrow Agent exclusively for and on behalf of Borrower pursuant the terms of the Escrow Agreement, Borrower and Lender hereby confirming that all disbursements of the Loan Proceeds shall only occur pursuant to joint written instructions delivered by Borrower and Lender to the Escrow Agent, and Borrower and Lender hereby expressly agreeing that such Loan Proceeds shall only be used in conformity with Section 2.04 hereof.

(c)

The entire outstanding principal balance hereof, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date, and at the sole discretion of Lender the interest amount payable on the Maturity Date can be paid with the Borrower’s Z Shares in accordance with the methodology set forth in Section 1.01(a) of this Note.

(d)

The Borrower, by written notice to Lender no later than 30 days prior to the Maturity Date specified in Section 1.01(a), is permitted to extend the Maturity Date of this Note by up to 90 days, and during such extension period the interest rate applicable to the outstanding principal balance hereof, plus any then unpaid accrued interest, shall be Fifteen percent (15%) per annum. Interest payments during such extension period shall continue to be due to Lender on a monthly basis in accordance with Section 1.01(a).

(e)

Borrower may satisfy the outstanding balance of this Note (principal and interest) prior to the Maturity Date without premium or penalty.

1.02

Interest Payments: Interest on this Note and Loan Agreement shall be calculated on the basis of a 365-day year and the actual number of days elapsed in any portion of a month in which interest is due.

1.03

Collateral: Borrower hereby confirms, and Jon S. Cummings IV (“Pledgor”), as a principal shareholder, director and executive officer of Borrower, by his signature hereto hereby agrees, to grant to Lender as collateral under this Note a first lien security interest in and to One Billion (1,000,000,000) shares of Preferred Series CC Stock, par value $0.00001 per share (such shares, the “CC Shares”), a proper stock certificate representing such CC Shares to be delivered to Lender pursuant to a Pledge and Security Agreement (the “Pledge Agreement”) to be entered into on or about the date hereof between Pledgor and Lender.

1.04

Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above (including any failure to pay any amounts due under this Note on a timely basis in accordance with the terms hereof) or should Borrower or Pledgor fail to satisfy any other obligations herein specified or in the Pledge Agreement, then a default shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder, and all unpaid interest accrued thereon, shall, at the option of Lender and upon written notice to Borrower sent by certified mail or recognized overnight courier to the address set forth above, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of whether this Note has matured. So long as any default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue at the rate of Fifteen percent (15%) per annum on the daily outstanding principal, together with accrued interest, balance of the Note. In the event this Note, or any part thereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection including, but not limited to, Lender’s reasonable attorneys’ fees actually incurred at said attorneys’ standard hourly rates.

1.05

Warrant.  Contemporaneously with the execution and delivery of this Note, Borrower shall issue to Lender a five-year warrant to purchase 20,000,000 shares of Borrower’s common stock, par value $0.01 per share (such shares, the “Warrant Shares”), at an exercise price of $0.001 per share (the “Warrant”). In addition, (i) the Warrant shall have a cashless exercise provision, (ii) the Warrant may be exercised in whole by Lender, (iii) the Warrant may be exercised in part by Lender but not for any fractional shares, (iv) any or all of the Warrant Shares, upon exercise of the Warrant, shall be restricted under SEC Rule 144, subsection (d), for a period of six months following the date of issuance by Borrower to Lender, and (v) no additional consideration shall be payable by Lender for the issuance of the Warrant.

ARTICLE II- GENERAL AND OTHER PROVISIONS

2.01

No Waiver, Amendment. No failure to accelerate the debt evidenced hereby by reason of any default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a waiver of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws;  and Borrower hereby expressly waives the benefit of any statue or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change, or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

2.02

Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption, and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents

2.03

Limit of Validity.  If from any circumstances whatsoever, fulfillment of any provision  of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

2.04

Use of Funds.  Borrower hereby warrants, represents and covenants to Lender that no funds disbursed to Borrower under this Note shall be used for personal, family or household purposes (including for Pledgor, directly or indirectly), and that such funds shall only be used by Borrower for the following purposes:

(a)

All reasonable legal and accounting costs for compliance related matters and for maintaining and adhering to the public company status of Borrower;

(b)

Reasonable legal fees for the NYSE including but not limited to the filing fees, legal retainer(s), fee(s) related to application, and standard investment banking advisory fees;

(c)

The cost for accounting, auditing, Edgar filing fees, and transfer agent costs for both the Borrower and the Borrower’s strategic acquisition companies such as First Capital Real Estate Inc., Summit Real Estate Group LLC, and Branca Ribeiro Representacoes;

(d)

The GAAP-basis audited financial statements for AER Texas Holdings, LLC, America’s ER Site 001, LLC, and FM 2978 & Research Forest, LLC (holding company for America’s ER Site 001, LLC) not to exceed a total of $25,000;

(e)

Reasonable legal costs associated with capital raising for S1, common and preferred stock registration statements, shelf registration filing, and 144 bond offer memorandum, and or any 3rd party lender fees to secure lines of credit/debt financing;

(f)

Reimbursement to Lender of all legal fees and costs incurred by Lender in connection with the negotiation, drafting and revisions to this Note, the Escrow Agreement, the Pledge Agreement, the Warrant and any other related documents (Borrower hereby expressly agreeing that such legal fees and costs shall be the responsibility of Borrower); and

(g)

General working capital for operations for the Borrower and its subsidiary Omega Capital Street, including a one-time payment of Ten Thousand Dollars ($10,000) to Bob Agostini.

2.05

Certain Representations, Warranties and Covenants of Borrower.  Borrower hereby represents and warrants to Lender that the Loan Amount is sufficient capital for the expenditures itemized in the “Use of Funds” (Section 2.04) and that such funds will enable the Borrower to prepare operations and compliance protocols for the SEC and FINRA for an anticipated NYSE application up-listing procedure. Borrower further represents and warrants to Lender that Borrower: (i) is a corporation duly formed, validly existing and in good standing under the laws of Wyoming and is duly qualified to conduct business in each state where it conducts business, (ii) is not in default with respect to any court or governmental or arbitral order, (iii) is not in default under any other agreement to which it is a party, (iv) is solvent and is able to pay all of its costs and debts as they come due, (v) is in material compliance with all applicable laws and regulations, including, without limitation, all U.S. and state securities laws and regulations, and (vi) except as set forth on the attached Schedule A, is not subject to outstanding judgments or any litigation, nor is any such litigation threatened or pending.  Borrower covenants and agrees that until all principal amounts advanced hereunder are fully repaid, and until all associated interest amounts are fully paid, Borrower shall not, without the express written consent of Lender: (a) sell or agree to sell all or substantially all of its assets or its business or permit Borrower to be merged or consolidated with any other entity; (b) permit any of its subsidiaries to sell or agree to sell all or substantially all of its respective assets or business or to be merged or consolidated with any other entity; (c) issue to any party any additional shares of capital stock or other equity or synthetic equity instruments (except pursuant to a presently existing contractual obligation to do so); (d) create any additional classes of capital stock; (e) consummate any stock split or reverse stock split in respect of any shares (common, preferred or otherwise) of Borrower’s capital stock; (f) issue any cash or non-cash dividends (including stock dividends ) on any shares of Borrower’s capital stock; (g) borrow any additional funds, or permit any subsidiary to do so; or (h) acquire, or enter into any agreement to acquire, or permit any subsidiary to acquire or to enter into any agreement to acquire, any controlling interest in any other business or company.

2.06.

Board of Director Seat.  The Borrower shall guaranty Lender a position on Borrower’s Board of Directors (the “Board”) for a term of at least two (2) years from the date hereof, subject to automatic extension thereafter at Lender’s option if Borrower or an affiliate enters into any type of strategic or business alliance arrangement or agreement, partnership or joint venture with FSED Development Group, LLC (“FSED”), an affiliate of Lender, or any affiliate of FSED engaged in the business known as “America’s ER.” As a director, Lender shall have one vote, which is equal to that of all other directors, and all the applicable rights and benefits associated with the directorship on the Board. The Chairman of the Board, Jon S. Cummings IV, will, immediately upon Borrower’s execution and delivery of this Note, appoint Mark Feanny, MD as a member of the Borrower’s Board. Lender, in his sole and absolute discretion, shall be free to resign his position on the Board at any time. For so long as Lender remains on the Board, Borrower covenants and agrees to include Lender as a covered person under any and all directors and officers insurance policies, such policies being at all times subject to review and approval by Lender to ensure policy coverages and limits are adequate (which adequacy Borrower hereby confirms), and to indemnify, defend, protect and hold harmless Lender, to the full extent permitted by applicable law, from and against all actions, suits or proceedings (whether civil, criminal, administrative, arbitrative, mediative or investigative), and all other claims, demands, losses, damages, liabilities, judgments, awards, penalties, fines, settlements, costs and expenses (including court costs and legal fees) arising out of Lender’s service on the Board.

2.07

Withholding Tax.  Borrower is hereby authorized to withhold and deduct from all interest payments and any other amounts payable to Lender all applicable taxes required to be withheld and/or remitted pursuant to any federal, state, local, or foreign tax or other applicable laws. Any tax amounts so withheld and/ or remitted shall be treated as having been paid to the Lender. Notwithstanding the foregoing, Borrower agrees that, before withholding and paying over to any taxing authority any amount for or on behalf of Lender, the Borrower will provide Lender with reasonable notice that such tax withholding and payment is required by law and will provide Lender with the opportunity to contest such claim, provide that such contest does not subject Borrower to any potential liability to such taxing authority for any such claimed withholding and payments. Furthermore, if Lender certifies to Borrower (by delivery of a valid Federal Form W-9 or Federal Form W-8BEN) that no such withholding required (or a reduced withholding amount is required), and the Borrower determines to its reasonable satisfaction that neither Borrower nor its shareholders will be subject to potential liability for any failure to withhold taxes, then no such amounts will be withheld under this Section 2.07. Lender also acknowledges that withholding may be required prior to the payment of interest and in such event; any withholding amounts shall be governed by this Section 2.07.

2.08

Entire Instrument.   This instrument, together with the Escrow Agreement, the Warrant and the Pledge Agreement, in each case together with exhibits and related documentation, constitutes the entire agreement between Lender, Borrower, Pledgor and the Escrow Agent concerning the subject matter hereof and thereof, and will not be amended, altered or changed except by a written agreement signed by the parties.

2.09

Notices.  Notices under this Note must be in writing and must be mailed by United States mail, certified mail with return receipt requested, duly addressed, with postage prepaid, to the party involved at its respective address set forth herein or at such other address as each party may provide by notice to the other from time to time. Notices will be effective when deposited. Each party will promptly notify the other of any change in that party's address.

2.10

Gender and Number. Whenever the context of this Note requires, the neuter gender includes the feminine or masculine and the singular number includes the plural.

2.11

Titles. The titles to the Paragraphs or Sections of this Agreement are solely for the convenience of the parties and are not an aid in the interpretation of the instrument.

2.12

Governing Law & Venue. This Note shall in all respects be governed and enforced by and construed in accordance with the laws of the State of Texas (without reference to the choice of law principles thereof), including, without limitation, matters of construction, validity and performance. All actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in Harris County, Texas.

2.13

Miscellaneous.  As used herein, the terms “Borrower,” “Lender,” “Escrow Agent” and “Pledgor” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and permitted assigns, whether by voluntary action of the parties or by operation of law. In the event any provision hereof is declared invalid, such provision will be deemed severable from the remaining provisions of this Note, which will remain in full force and effect.

2.14

Time. Time is of the essence under this Note and for each and all of its provisions.

2.15

Assignment.  This Note shall not be assigned by Borrower without the express written consent of Lender.

2.16

Indemnification.  Borrower hereby covenants and agrees to indemnify, defend, protect and hold harmless Lender from and against all actions, suits or proceedings (whether civil, criminal, administrative, arbitrative, mediative or investigative), and all other claims, demands, losses, damages, liabilities, judgments, awards, penalties, fines, settlements, costs and expenses (including court costs and legal fees) arising out of Lender providing the herein contemplated loan to Borrower.

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IN WITNESS WHEREOF, each of Borrower and Pledgor has executed this Note as of the date first above written.

BORROWER:

Omega Commercial Finance Corporation

By:	/s/ Jon S. Cummings IV
Jon S. Cummings IV, Chairman

THE STATE OF OHIO	§
§
COUNTY OF MONTOGOMERY		§

This instrument was acknowledged before me on this 4 day of March, 2016, by Jon S. Cummings IV, Chairman of Omega Commercial Finance Corporation, on behalf of said corporation.

/s/ Sarah Moody
Notary Public in and for
the State of Ohio
Printed Name: Sarah Moody
My Commission Expires: 9/3/2020

PLEDGOR:

Agreed as to Sections 1.03, 2.06 and 2.08 (and other provisions applicable to Pledgor)

/s/ Jon S. Cummings, IV

Jon S. Cummings IV

THE STATE OF OHIO	§
§
COUNTY OF MONTOGOMERY		§

This instrument was acknowledged before me on this 4 day of March, 2016, by Jon S. Cummings IV.

/s/ Sarah Moody
Notary Public in and for
the State of Ohio
Printed Name: Sarah Moody
My Commission Expires: 9/3/2020